Exhibit 99.B(d)(1)(b)

SCHEDULE A
TO THE
INVESTMENT ADVISORY AGREEMENT
BETWEEN
VICTORY PORTFOLIOS II

and
VICTORY CAPITAL MANAGEMENT INC.

Dated: May 21, 2015

MUTUAL FUNDS

Name of Fund	Fee(1)	Last Approved	Must Be Approved By

1. Victory CEMP US 500 Enhanced Volatility Wtd Index Fund	0.70%	December 5, 2017	December 31, 2018

2. Victory CEMP Market Neutral Income Fund	0.60%	December 5, 2017	December 31, 2018

(1)        Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

ETFs

Fund Name	Fee(1)	Last Approved	Must Be Approved By
1. VictoryShares US 500 Volatility Wtd ETF	0.30%	December 5, 2017	December 31, 2018
2. VictoryShares US 500 Enhanced Volatility Wtd ETF	0.30%	December 5, 2017	December 31, 2018
3. VictoryShares US EQ Income Enhanced Volatility Wtd ETF	0.30%	December 5, 2017	December 31, 2018
4. VictoryShares US Discovery Enhanced Volatility Wtd ETF	0.30%	December 5, 2017	December 31, 2018
5. VictoryShares Developed Enhanced Volatility Wtd ETF	0.40%	December 5, 2017	December 31, 2018
6. VictoryShares US Small Cap Volatility Wtd ETF	0.30%	December 5, 2017	December 31, 2018
7. VictoryShares International Volatility Wtd ETF	0.40%	December 5, 2017	December 31, 2018
8. VictoryShares Emerging Market Volatility Wtd ETF	0.45%	December 5, 2017	December 31, 2018
9. VictoryShares US Large Cap High Div Volatility Wtd ETF	0.30%	December 5, 2017	December 31, 2018
10. VictoryShares US Small Cap High Div Volatility Wtd ETF	0.30%	December 5, 2017	December 31, 2018
11. VictoryShares International High Div Volatility Wtd ETF	0.40%	December 5, 2017	December 31, 2018
12. VictoryShares Emerging Market High Div Volatility Wtd ETF	0.45%	December 5, 2017	December 31, 2018
13. VictoryShares Dividend Accelerator ETF	0.30%	February 22, 2017	December 31, 2018
14. VictoryShares Quality Growth ETF	0.30%	February 22, 2017	December 31, 2018
15. VictoryShares Quality Value ETF	0.30%	February 22, 2017	December 31, 2018
16. VictoryShares US Multi-Factor Minimum Volatility ETF	0.30%	February 22, 2017	December 31, 2018
17. VictoryShares Global Multi-Factor Minimum Volatility ETF	0.35%	February 22, 2017	December 31, 2018
18. VictoryShares International Multi-Factor Minimum Volatility ETF	0.40%	February 22, 2017	December 31, 2018

(1)        Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

Current as of December 5, 2017

VICTORY PORTFOLIOS II

By:	/s/ Christopher K. Dyer
Name: Christopher K. Dyer
Title: President

Accepted:
VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo
Name: Michael Policarpo II
Title: Chief Operating Officer